UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

MICROMED CARDIOVASCULAR, INC.
(Name of Registrant as Specified In Its Charter)

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MICROMED CARDIOVASCULAR, INC.

8965 Interchange Drive

Houston, Texas 77054

March 21, 2008

Dear MicroMed Stockholder:

On February 1, 2008, the board of directors of MicroMed Cardiovascular, Inc., a Delaware corporation (the “Company”), adopted a resolution approving an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock, par value $0.001 per share (the “Common Stock”), that the board is authorized to issue from 100,000,000 shares to 750,000,000 shares (the “Amendment”).

The affirmative vote of a majority of our outstanding shares of Common Stock is required to approve such an amendment to the Certificate of Incorporation. On February 29, 2008, a stockholder of the Company holding a majority of the outstanding shares of Common Stock (the “Majority Stockholder”) signed a written consent approving the Amendment. The Company plans to file the Amendment with the Delaware Secretary of State on or about April 14, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the corporate action described above in accordance with the requirements of federal securities laws. This Information Statement is being mailed on or about March 21, 2008, to all of the Company’s stockholders of record as of the close of business on March 5, 2008 (the “Record Date”).

Very truly yours,

Robert J. Benkowski
Chief Executive Officer

MICROMED CARDIOVASCULAR, INC.

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN

CONSENT OF MAJORITY STOCKHOLDER IN LIEU OF MEETING

AND

NOTICE OF ACTION BY WRITTEN CONSENT PURSUANT TO SECTION

228(e) OF THE DELAWARE GENERAL CORPORATION LAW

PURPOSE OF THIS INFORMATION STATEMENT

This Information Statement and Notice of Action by Written Consent (“Information Statement”) is being mailed on or about March 21, 2008, to the Company’s stockholders of record as of the Record Date. The Information Statement is being delivered in accordance with SEC Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to Section 228(e) of the General Corporation Law of the State of Delaware, to inform you of the corporate action described herein before it takes effect.

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement is being mailed to our stockholders in connection with the authorization of the corporate action described below as adopted by our board of directors by resolution dated February 1, 2008, and the subsequent approval on February 29, 2008, of such corporate action by the written consent of the Majority Stockholder holding approximately 56% of the voting power of our outstanding shares entitled to vote on such corporate action. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Exchange Act, of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to our stockholders on or about March 21, 2008, and the transaction described herein shall not become effective earlier than 20 calendar days thereafter.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On February 1, 2008, our board of directors adopted a resolution to amend our Certificate of Incorporation (the “Certificate of Incorporation”), approving an increase in authorized shares of Common Stock to seven hundred fifty million (750,000,000). The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

The affirmative vote of the majority of our outstanding shares of Common Stock is required to approve such an increase in the authorized shares. On February 29, 2008, the amendment to the certificate of incorporation was adopted by the written consent of the Majority Stockholder holding the requisite majority of the voting power.

REASON FOR THE AMENDMENT

On February 1, 2008, the Company entered into a Credit Agreement with E-Wilson LLC, under which E-Wilson agreed to provide up to $10 million in financing in a series of advances over the next two years, subject to certain conditions. Pursuant to the Credit Agreement, E-Wilson advanced $1 million to the Company upon closing, and the Company issued an unsecured convertible note, under which E-Wilson has the option of converting the outstanding principle and interest due under the note into shares of the Common Stock at a conversion rate of $0.02 per share. Under the Credit Agreement, the Company agreed to seek stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 750,000,000 shares.

Future advances are conditioned upon (i) the absence of an event of default, (ii) the filing of the abovementioned amendment to the Company’s Certificate of Incorporation, and (iii) the reaffirmation by the Company of the representations and warranties contained in the Credit Agreement as of each future funding date. The future advance amounts and dates are (i) $1.5 million upon the filing of the amendment to the Company’s Certificate of Incorporation, (ii) $2.5 million on July 1, 2008, (iii) $2.5 million on April 1, 2009, and (iv) $2.5 million on January 4, 2010. Under the Credit Agreement, as long as E-Wilson and its affiliates beneficially own at least a majority of the total voting power of the Company’s voting stock, E-Wilson has the right to designate for nomination by the board a majority of the members of the board.

In connection with this transaction, the Company issued a warrant to E-Wilson, giving E-Wilson the right to purchase 500 million shares of the Common Stock, less any amounts converted or convertible under the convertible note, for a purchase price of $0.02 per share. The Company currently has shareholders other than E-Wilson which own approximately 14.6% of the Common Stock. If all 500 million shares available to E-Wilson under the warrant or the conversion provisions of the convertible note are issued by the Company the percentage ownership of these shareholders would be diluted to approximately 2.4%. The Company also entered into a Registration Rights Agreement with E-Wilson, under which E-Wilson has the right to request that the Company file a registration statement with the SEC covering the shares issuable under the convertible note and the warrant, which request may be made any time after August 1, 2008. In addition, to the extent E-Wilson acquires less than 500 million shares under the warrant or the convertible provisions of the note, we may issue shares to parties other than E-Wilson which may also have a dilutive effect on stockholders.

CHANGE OF CONTROL

On February 20, 2008, E-Wilson converted the abovementioned $1 million advance into 50,205,500 shares of Common Stock, which represents approximately 56% of the outstanding shares of Common Stock. In addition, according to the Schedule 13D filed on February 13, 2008, on January 29, 2008, E-Wilson acquired the right to purchase (1) 26,899,559 shares of Common Stock and (2) warrants to acquire 3,317,203 shares of Common Stock for an aggregate purchase price of $2,500,000 from the following stockholders: Absolute Return Europe Fund Limited, Absolute Octane Master Fund Limited, Absolute East West Master Fund Limited, Absolute European Catalyst Fund Limited, Absolute Germany Fund Limited and Absolute Large Cap Master Fund Limited (collectively, the “Absolute Funds”). Including E-Wilson’s right to acquire shares under the Absolute Funds transaction, together with E-Wilson’s right to acquire shares under the above-described warrant, E-Wilson’s beneficial ownership would be approximately 98%. The source of funds for these transactions is the equity investments of E-Wilson’s members.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the increase of authorized share capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, a total of 90,314,353 shares of our Common Stock were outstanding. The following table sets forth, as of the Record Date, certain information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (b) each of our current directors, (c) each of our current executive officers and (d) all current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is 8965 Interchange Drive, Houston, Texas 77054.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares (1)	Percent of Class
E-Wilson, LLC 1600 North Kolb Rd., Suite 118 Tucson, AZ85715	530,422,262	97.6%

Robert J. Benkowski	2,216,184	2.4%

Norwick Goodspeed	113,615	*

Matt Borenzweig	62,500	*

Clifford zur Nieden	62,500	*

Deanne Yartz	—	—

All current directors and executive officers as a group (5 persons)	2,454,799	2.4%

*	Less than 1%
(1)	Includes warrants and options to purchase the following number of shares of common stock that are exercisable within 60 days of the Record Date: E-Wilson, LLC, 453,317,203; Robert J. Benkowski, 2,163,125; Norwick Goodspeed, 107,500; Matt Borenzweig, 62,500; and Clifford zur Nieden, 62,500.

Exhibit A

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

MICROMED CARDIOVASCULAR, INC.

MicroMed Cardiovascular, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is MicroMed Cardiovascular, Inc. (the “Corporation”).

SECOND: On February 1, 2008, the Board of Directors of the Corporation adopted resolutions to amend the Certificate of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that upon approval by the stockholders of the Company, Section 1 of Article V of the Certificate of Incorporation of the Company shall be amended to increase the number of authorized shares of Common Stock which the Company shall have authority to issue from 100,000,000 to 750,000,000 shares, such amendment to read as follows:

“Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be Eight Hundred Million (800,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, “Common Stock” and “Preferred Stock.” The Corporation shall be authorized to issue Seven Hundred Fifty Hundred Million (750,000,000) shares of Common Stock, each share to have a par value of $0.001 per share, and Fifty Million (50,000,000) shares of Preferred Stock, each share to have a par value of $0.001 per share.”

RESOLVED FURTHER, that upon approval of the foregoing amendment by the stockholders of the Company, the officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to take or cause to be taken any and all such actions and to enter into, execute and deliver any and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and other documents, and to effect any necessary filings with any and all appropriate regulatory authorities, state and federal, as may be required or as any such officer may deem necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions; all such actions to be performed in such manner and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and documents to be executed and delivered in such form as the officer performing or executing the same shall approve, such officer’s performance or execution and delivery thereof to be conclusive evidence of such approval and the approval of this Board of Directors.

THIRD: The foregoing amendment was consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote on February 29, 2008, by written consent given in accordance with the provisions of Section 228(a) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Robert Benkowski, its Chief Executive Officer, this      day of March, 2008.

Robert Benkowski
Chief Executive Officer

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